Exhibit 99(10)

Consent of Independent Registered Public Accounting Firm

The Board of Directors of The Ohio National Life Insurance Company:

We consent to use of our reports for Ohio National Variable Account A dated April 11, 2012, and for The Ohio National Life Insurance Company and subsidiaries dated April 4, 2012 included herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information in post-effective amendment no. 41 to File No. 333-86603 on Form N-4.

/s/ KPMG LLP
Columbus, Ohio
April 27 , 2012